Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, David M. Foulkes, Chief Executive Officer of Brunswick Corporation, certify that: (i) Brunswick Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in Brunswick Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2019 fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

BRUNSWICK CORPORATION
May 1, 2019	By:	/s/ DAVID M. FOULKES
David M. Foulkes
Chief Executive Officer